United states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) March 10, 2015

madison technologies inc.
(Exact name of registrant as specified in its chapter)

Nevada	000-51302	Pending
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2825 E. Cottonwood Parkway, Suite 500 Salt Lake City, Utah	84121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (801) 326-0110

Madison Explorations, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Madison Technologies Inc.	Page 2

Information to be included in report

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 9, 2015, the company effectively changed its name from “Madison Explorations, Inc.” to “Madison Technologies Inc.” by a majority vote of the shareholders.

The name change was approved on January 21, 2015 by shareholders of Madison owning approximately 56% of the outstanding voting shares of common stock.

As a result of the name change, Madison trading symbol will change to MDEXD effective on the opening of market on March 11, 2015. After the next twenty (20) business days the symbol will revert back to the original symbol MDEX.

A copy of Madison’s file-stamped Certificate of Amendment is attached to this report as an exhibit. See Exhibit 3.3 – Certificate of Amendment for more details.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

3.3	Certificate of Amendment filed with the Nevada Secretary of State on March 3, 2015 and made effective March 9, 2015.	Included

Form 8-K	Madison Technologies Inc.	Page 3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Madison Technologies Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

madison technologies inc.

Dated: March 11, 2015	By:	/s/ Joseph Gallo
Joseph Gallo – CEO